CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial highlights” in the Prospectus and “Complete and partial portfolio holdings – arrangements to disclose to service providers and fiduciaries” and “Independent registered public accounting firm” in the Statement of Additional Information, each dated January 23, 2026, and each included in this Amendment No. 82 to the Registration Statement (Form N-1A, File No. 333-52965) of UBS Series Funds (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated June 24, 2025, with respect to the financial statements and financial highlights of the UBS Series Funds (comprising UBS Select Government Institutional Fund, UBS Select Treasury Institutional Fund, UBS Select 100% US Treasury Institutional Fund and UBS Prime Reserves Fund) included in the Annual Report to Shareholders (Form N-CSR) for the year ended April 30, 2025, into this Registration Statement filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, NY

January 23, 2026